UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2011

PARK BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

____________________________

Delaware	000-20867	36-4082530
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
5400 South Pulaski Road Chicago, IL		60632 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (773) 582-8616

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Park Bancorp, Inc. (the “Company”) was held on May 17, 2011. There were 1,193,174 shares of common stock entitled to be voted, and 1,041,206 shares present in person or by proxy, at the Annual Meeting.

Two items of business were acted upon by shareholders at the Annual Meeting. The voting results are as follows:

1.           Election of Directors.

Shareholders elected all of the Company’s nominees for Director for three-year terms of office.

	Votes For	Votes Withheld	Broker Non-Votes
John J. Murphy	620,062	54,923	366,221
Victor H. Reyes	612,957	62,028	366,221

2.           Ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

Shareholders ratified the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

Votes For	Votes Against	Abstentions	Broker Non-Votes
998,891	31,290	11,025	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK BANCORP, INC.

Date: May 18, 2011	By:	/s/Richard J. Remijas, Jr.
Richard J. Remijas, Jr.
President